XL CAPITAL                                                          EXHIBIT 12.1
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS
000S OF U.S. DOLLARS

                                                          QTR END       YR END       YR END        YR END       YR END       YR END
                                                           31-Mar       31-Dec       31-Dec        31-Dec       31-Dec       31-Dec
                                                            2003         2002         2001          2000         1999         1998
                                                         ---------    ---------    ---------     ---------    ---------    ---------
EARNINGS:
   Pre-tax income from continuing operations               270,035      392,903     (833,916)      376,734      390,252      636,670
   Fixed charges and pref divs                              59,236      186,987      117,994        76,612       53,609       36,898
   Distributed income of equity investees                   35,666       23,335        3,662         4,987        1,266       25,319
                                                         ---------    ---------    ---------     ---------    ---------    ---------
   Subtotal                                                364,937      603,225     (712,260)      458,333      445,127      698,887
   Less: Minority interest                                   1,862       13,371        2,113         1,093          220          749
   Preference share dividends                               10,148        9,620           --            --           --           --
                                                         ---------    ---------    ---------     ---------    ---------    ---------

   TOTAL EARNINGS                                          352,927      580,234     (714,373)      457,240      444,907      698,138
                                                         =========    =========    =========     =========    =========    =========

FIXED CHARGES:
   Interest costs                                           22,017      102,200       65,350        32,147       37,378       33,444
   Accretion of deposit liabilities                         24,123       65,886       47,922        38,446       12,394           --
   Rental expense at 30% (1)                                 2,948        9,281        4,722         6,019        3,837        3,454
                                                         ---------    ---------    ---------     ---------    ---------    ---------
   TOTAL FIXED CHARGES                                      49,088      177,367      117,994        76,612       53,609       36,898
                                                         ---------    ---------    ---------     ---------    ---------    ---------
   Preference share dividends - XL Capital                  10,148        9,620           --            --           --           --
                                                         ---------    ---------    ---------     ---------    ---------    ---------
   TOTAL PREFERED DIVIDENDS                                 10,148        9,620           --            --           --           --
                                                         ---------    ---------    ---------     ---------    ---------    ---------

   TOTAL FIXED CHARGES AND PREFERENCE DIVIDENDS             59,236      186,987      117,994        76,612       53,609       36,898
                                                         =========    =========    =========     =========    =========    =========


   Ratio of Earnings to Fixed Charges                          7.2          3.3         (6.1)          6.0          8.3         18.9
                                                         ---------    ---------    ---------     ---------    ---------    ---------

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES
     AND PREFERENCE DIVIDENDS                                  6.0          3.1         (6.1)          6.0          8.3         18.9
                                                         ---------    ---------    ---------     ---------    ---------    ---------

DEFICIENCY                                                     N/A          N/A     (832,367)          N/A          N/A          N/A
                                                         ---------    ---------    ---------     ---------    ---------    ---------

(1)   30% represents a reasonable approximation of the interest factor

(2) For the year ended December 31, 2001, earnings were insufficient to cover fixed charges by $832.4 million.